Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Athira Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Equity	Depositary Shares	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Equity	Warrants	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	(1)(2)	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Rule 415(a)(6)						S-3	333-261073	November 24, 2021
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	Rule 415(a)(6)						S-3	333-261073	November 24, 2021
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)						S-3	333-261073	November 24, 2021
Carry Forward Securities	Equity	Depositary Shares	Rule 415(a)(6)						S-3	333-261073	November 24, 2021

Carry Forward Securities	Equity	Warrants	Rule 415(a)(6)				S-3	333-261073	November 24, 2021
Carry Forward Securities	Other	Subscription Rights	Rule 415(a)(6)				S-3	333-261073	November 24, 2021
Carry Forward Securities	Other	Purchase Contracts	Rule 415(a)(6)				S-3	333-261073	November 24, 2021
Carry Forward Securities	Other	Units	Rule 415(a)(6)				S-3	333-261073	November 24, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	$300,000,000 (2)	$300,000,000(2)		S-3	333-261073	November 24, 2021	$27,810
	Total Offering Amounts				$300,000,000	$0
	Total Fees Previously Paid					—
	Total Fee Offsets					—
	Net Fee Due					$0

(1)
An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933 (the “Securities Act”), the securities being registered hereunder include $300,000,000 of unsold securities (collectively, the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (File No. 333-261073), which was originally filed on November 15, 2021, and declared effective on November 24, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $300,000,000. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $27,810, all of which relate to the Unsold Securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $300,000,000 of unsold securities being included in this registration in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $27,810.00 registration fee previously paid by the registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.